Exhibit 13.1

Section 906 Certification

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2011 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Claudio Melandri, the Chief Executive Officer, Miguel Mata, the Chief Financial Officer and Gabriel Montoya, the Financial Controller, of Banco Santander Chile, each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Banco Santander Chile.

Date: April 30, 2012

/s/ Claudio Melandri
Name:	Claudio Melandri
Title:	Chief Executive Officer

/s/ Miguel Mata
Name:	Miguel Mata
Title:	Chief Financial Officer

/s/ Gabriel Montoya
Name:	Gabriel Montoya
Title:	Financial Controller